                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement and Prospectus of Industrialex Manufacturing Corp. of our report dated March 28, 2000, accompanying the financial statements of Broomfield Industrial Painting, Inc. and our report dated April 28, 2000, accompanying the financial statements of Screen Tech Graphics, Inc. contained in such Registration Statement and to the use of our name and the statements with respect to us, as appearing under the heading "Independent Auditors" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
December 11, 2000